                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 8th day of January 2000, by and between CLYDE R. WILSON ("Seller"), SUNDOWN OPERATING, INC. D/B/A SUNDOWN WELL SERVICE, a Texas corporation (the "Company"), and SIERRA WELL SERVICE, INC., a Delaware corporation ("Purchaser").

                                    RECITALS:

     A. The Company is a Texas corporation based out of Sundown, Texas, which is principally engaged in the well servicing business in the Permian Basin of West Texas and Southeastern New Mexico (the "Business").

     B. Seller owns all of the issued and outstanding capital stock of the Company (the "Stock").

     C. Seller desires to sell the Stock, and Purchaser desires to purchase the same, upon and subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, and covenants which are hereinafter set forth, and other good and valuable consideration, the legal sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

                                   ARTICLE I

                                PURCHASE AND SALE

     Section 1.01 THE STOCK. Subject to all of the terms and conditions of this Agreement, Seller hereby agrees to sell, transfer, and deliver, and Purchaser hereby agrees to purchase, pay for, and accept, at the Closing (hereinafter defined), all of the Stock.

     Section 1.02 PRE-CLOSING PURCHASE OF CERTAIN ASSETS. At or prior to Closing, the Seller shall purchase for cash from the Company, without representation, warranty, or recourse by or upon the Company, all of the Company's right, title and interest in and to the assets listed on attached
SCHEDULE 1.02 (collectively, the "Excluded Assets") for the estimated total sum of $2,824,196.99, with each individual asset having the purchase price allocated thereto on SCHEDULE 1.02 (subject to adjustment at or prior to Closing as the parties may mutually agree in writing). In connection with such purchase, upon Closing, Seller agrees to indemnify and hold the Company and Purchaser harmless from and against any and all claims, demands, causes of action, liabilities, losses, and/or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation)


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arising from or in connection with the ownership, operation, and use of the
Excluded Assets for all periods from and after the date of the sale thereof by the Company to Seller.

     Section 1.03 PURCHASE PRICE. Subject to adjustment as hereinafter provided in this Agreement, the total purchase price ("Purchase Price") for the Stock is a sum equal to (A) $5,150,000.00 plus or minus (B) the "net financial assets" (as defined below) of the Company as of the Closing Date ("NFA"), payable by Purchaser to Seller as follows:

          (1) Purchaser shall pay to Seller in immediately available funds at the Closing a sum equal to (a) $4,150,000.00 plus or minus (b) an amount equal to eighty percent (80%) of the NFA, as preliminarily estimated at Closing pursuant to Section 5.09;

          (2) Purchaser shall execute and deliver to Seller at Closing its promissory note (the "Note") in the original principal amount of $1,000,000.00, bearing interest at a floating rate equal to the prime rate of interest quoted in the Wall Street Journal published on the Friday most immediately preceding the Closing Date and on the Friday most immediately preceding each ensuing quarterly adjustment date, and payable to the order of Seller on or before one year from date, said Note to be substantially identical in form and substance to that attached hereto as EXHIBIT A, to have certain optional equity conversion rights as therein specified, and to be secured by liens and security interests upon the tangible assets of the Company as of Closing that are junior in priority to any existing liens or security interests upon such assets as of the Closing, such liens and security interests to be created by security documents substantially identical in form and substance to those attached hereto as EXHIBIT B (collectively, the "Security Documents"); and

          (3) Purchaser shall pay the balance, if any, of the Purchase Price to Seller in immediately available funds pursuant to and at the conclusion of the post-Closing accounting procedures set forth in
               Section 5.09 below.

     As used in this Agreement, "net financial assets" shall mean the difference between (a) "Current Assets" and (b) "Total Liabilities" less any "Deferred Income Taxes," as those account groups or subgroups are shown on the Preliminary Audited Balance Sheet (hereinafter defined), subject to modification and adjustment in accordance with generally accepted accounting principles pursuant to Section 5.09 to reflect changes between the date of the Preliminary Audited Balance Sheet and the Closing Date.(i.e. TCA - (TL - DIT) = net financial assets). The calculation of NFA as of the Closing Date shall, in particular, but without limitation, give effect to the purchase of the Excluded Assets by Seller from the Company and any tax liabilities occasioned to the Company from such purchase.


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STOCK PURCHASE AGREEMENT                                                  PAGE 2
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                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                             SELLER AND THE COMPANY

Seller and the Company hereby jointly and severally represent and warrant to Purchaser as of the date of this Agreement as follows:

     Section 2.01 ORGANIZATION AND QUALIFICATION; NO SUBSIDIARIES. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own, lease, and operate its assets and to carry on its business as now being conducted. The Company has not received any notice of proceedings relating to the revocation or modification of any such authorizations. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the assets owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary. The Company does not have any subsidiaries. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, or other business association or entity.

     Section 2.02 GOVERNING DOCUMENTS. The articles of incorporation and the bylaws of the Company, true and correct copies of which have been furnished to Purchaser, are in full force and effect and have not been modified, amended, or rescinded. The Company is not in violation of its articles of incorporation or bylaws.

     Section 2.03 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 1,000,000 shares of common stock, no par value. As of the date hereof, 2,086 shares of common stock of the Company are issued and outstanding, all of which are validly issued, fully paid, and nonassessable (and collectively constitute the Stock). The Company has issued an additional 500 shares of capital stock, all of which are held in treasury. None of such treasury shares has been canceled and returned to the status of authorized, but unissued stock. There are no options, warrants, or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem, or otherwise acquire any shares of the Stock or to provide funds to or make any investment (in the form of a loan, capital contribution, or otherwise) in any other person or entity.

     Section 2.04 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller and the Company have full power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the Company and their consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other proceedings on


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STOCK PURCHASE AGREEMENT                                                  PAGE 3
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the part of Seller or the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, except for necessary board action to conclude the sale of the Excluded Assets pursuant to Section 1.02.
This Agreement has been duly and validly executed and delivered by Seller and the Company and constitutes the legal, valid, and binding obligations of Seller and the Company, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights or by legal principles of general applicability governing availability of equitable remedies.

     Section 2.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by Seller and the Company do not, and the performance of this Agreement by Seller and the Company will not (i) conflict with or violate the articles of incorporation, bylaws, or other governing documents of the Company, (ii) to the knowledge of Seller, conflict with or violate any laws, statutes, rules, regulations, or pronouncements of any court, tribunal, or governmental agency, whether federal, state, or local, (collectively, "Laws") applicable to Seller or the Company, or by which they or their respective assets are bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the assets of Seller or the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Seller or the Company is a party or by which any of them or their respective assets are bound or affected.

          (b) The execution and delivery of this Agreement by Seller and the Company do not, and the performance of this Agreement by Seller and the Company will not, require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

     Section 2.06 COMPLIANCE; PERMITS. The Company is not in conflict with, or in default under or violation of, (i) any federal, state, or local laws applicable to the Company or by which the Company or any of the assets of the Company are bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its assets are bound or affected. The Company possesses all permits, licenses, leases, agreements, and authorizations of governmental authorities and any other applicable persons or entities necessary to or for the operation of its assets, properties, and business, all of which permits, licenses, leases, agreements, and authorizations are in full force and effect.

     Section 2.07 REPORTS AND FINANCIAL STATEMENTS OF THE COMPANY. The balance sheet and statement of income for calendar year 1998, the preliminary audited balance sheet for the period ending as of September 30, 1999 (the "Preliminary Audited Balance Sheet"), and the preliminary audited income statement for the period ending as of September 30, 1999, copies of all of which are


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STOCK PURCHASE AGREEMENT                                                  PAGE 4
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attached hereto as EXHIBIT C (collectively, the "Financial Statements"), are true and complete in all material respects, fairly represent the financial position and results of operations of the Company as of and for the periods shown, and, in the instance of the 1998 financial statements were prepared in accordance with reasonable accounting principles and practices, consistently applied, and, in the instance of the September 30, 1999 financial statements were prepared in accordance with generally accepted accounting principles. None of the Financial Statements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

     Except as and to the extent of (i) liabilities reflected or reserved against in the Preliminary Audited Balance Sheet and (ii) liabilities which have arisen since the date of the Preliminary Audited Balance Sheet in the ordinary course of business and which have been fully disclosed to Purchaser in writing, the Company does not have any liabilities or obligations (whether accrued, absolute or contingent), and including without limitation, any liabilities resulting from failure to comply with any laws or any federal, state, or local tax liabilities due or to become due whether (a) incurred in respect of or measured by income for any financial statement or balance sheet period, or (b) arising out of transactions entered into, or any state of facts existing, prior or subsequent thereto.

     Section 2.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1999, except as shown on attached SCHEDULE 2.08 or as expressly permitted or authorized by this Agreement, the Company has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, except as shown on SCHEDULE 2.08, there has not been (a) any material adverse change in the financial condition, results of operations, or business of the Company, (b) any material damage, destruction, or loss (whether or not covered by insurance) with respect to any assets of the Company, (c) any change by the Company in its accounting methods, principles, or practices, (d) any entry by the Company into any commitments or transactions material to the Company, (e) any declaration, setting aside, or payment of any dividends or distributions in respect of shares of the Stock or any redemption, purchase, or other acquisition of any of the capital stock of the Company, (f) any increase or decrease in or establishment or termination of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase, or other employee benefit plan of the Company, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company, (g) any proposed law or regulation or any actual event or condition of any character that is known to the Seller or the Company that materially adversely affects the business or future prospects of the Company,
(h) any claim, litigation, event, or condition of any character that materially adversely affects the business or future prospects of the Company, (i) any issuance or purchase of, or agreement to issue or purchase shares of the capital stock or other securities of the Company, (j) any mortgage, pledge, lien, or encumbrance made or agreed to be made on any of the Company's assets or properties, (k) any sale, transfer, other disposition of, or agreement to sell, transfer, or dispose of the Company's properties or assets, tangible or intangible, except as expressly permitted by this Agreement and except in the ordinary course of business and then only for full and fair value received, (l) any loans, advances, or agreements with respect to any


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STOCK PURCHASE AGREEMENT                                                  PAGE 5
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loans or advances, other than to customers in the ordinary course of business and that have been properly reflected as "accounts receivable" on the Company's books; (m) any transaction outside the ordinary course of business, (n) any capital expenditure by the Company in excess of $15,000, or (o) any agreement by Seller or the Company to do any of the items described in Subparagraphs (a) through (n) above.

     For purposes of this Agreement, the terms "material" and "materiality" are defined to consist and include only of those items or events which either individually have a value in excess of $15,000 or collectively have a value in excess of $50,000.

     As used in this Agreement, the term "material adverse change" means any change, event, circumstance, or condition (collectively, a "Change") which negatively impacts the ownership, operation, or value of the Company and which, when taken separately or considered with all other Changes, would exceed the above specified thresholds for materiality.

     Section 2.09 ABSENCE OF LITIGATION. Except as disclosed on SCHEDULE 2.21, there are no claims, actions, proceedings, or investigations pending or, to the knowledge of Seller or the Company, threatened against the Company or any of the assets of the Company before any court, arbitrator, or administrative, governmental, or regulatory authority or body, domestic or foreign. As of the date hereof, neither the Company nor its assets are subject to any order, writ, judgment, injunction, decree, determination, or award.

     Section 2.10 EMPLOYEE BENEFIT PLANS. Except as set forth on attached
SCHEDULE 2.10 (collectively, the "Plans"), the Company does not have any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder), any bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, medical, accident, life insurance, disability income, retiree medical or life insurance, supplemental retirement, severance, and other benefit plans, programs, or arrangements, or any sick leave and vacation plans. The Company has operated the Plans in compliance with all applicable federal, state, and local laws and regulations, has received no notice of any claims or violations of any laws and regulations applicable to the Plans, and, has no existing obligations or liabilities under the Plans which have not been fully funded or reserved for on the Financial Statements. Any and all such plans, programs, and arrangements previously adopted and subsequently terminated by the Company were duly and validly terminated in accordance with all applicable laws and the Company has no continuing obligations or liabilities and has received no notice of any claims or violations with respect to such former plans, programs, and arrangements.

     Section 2.11 TITLE TO STOCK. Seller owns good and marketable title to all of the Stock, free and clear of liens, claims, and encumbrances of any kind or character.

     Section 2.12 ASSETS OF THE COMPANY.


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STOCK PURCHASE AGREEMENT                                                  PAGE 6
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          (a) SCHEDULE 2.12(a) attached hereto contains a complete and correct description of all real property owned by or leased to the Company or in which the Company otherwise holds contractual rights (collectively, the "Company Real Estate"), together with all applicable real property leases and contracts. All such leases and contracts are valid and in full force and effect and all rents, royalties, and other sums payable by the Company thereunder have been timely paid. There exists no default or event or circumstance which, with notice or lapse of time or both, will constitute a default under any of such lease agreements.

          (b) SCHEDULE 2.12(b) attached hereto contains a complete and accurate description of all vehicles, equipment, furniture, fixtures, and other personal property of any kind or character, tangible or intangible, that is owned by, in the possession of, or used by the Company in connection with the Company's business. Except as shown on SCHEDULE 2.12(b), no personal property owned or used by the Company in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or financing agreement or is located any place other than in the possession of the Company.

     Section 2.13 TITLE TO ASSETS. The Company has, or will have at Closing, good and marketable title to all of its assets and properties, real and personal, tangible and intangible, that are material to the Company's business and future prospects, free and clear of liens, claims, charges, and encumbrances of any kind or nature, save and except (a) the liens and security interests shown on attached SCHEDULE 2.13, (b) liens for real and personal property taxes that are not yet due and payable and (c) possible minor matters that, in the aggregate, are not substantial in amount and do not materially interfere with or detract from the present or intended use of any of the assets and properties nor materially impair the business operations of the Company.

     Section 2.14 TAXES. The Company is and at all times in the past has been a "C" corporation within the meaning of Section 1362 of the Internal Revenue Code of 1986, as amended. The Company presently maintains and at all times in the past has maintained a fiscal year ending as of December 31 for federal income tax purposes. The Company has filed all state and federal Tax Returns (defined below) required to be filed by them, and the Company has paid and discharged all Taxes (as defined below) shown due thereon and have paid all other Taxes as are due. The liability for Taxes set forth in each such Tax Return does not materially understate the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" means taxes of any kind, payable to any federal, state, local, or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, value added, sales, use, service, real or personal property, payroll, withholding, employment, social security, unemployment compensation, and production taxes, and (ii) interest, penalties, and additions to tax imposed with respect thereto, whether disputed or not; and "Tax Returns" means all returns, reports, declarations, claims for refund, and information statements with respect to Taxes required to be filed with the Internal Revenue Service or any other taxing authority, domestic or foreign, through the time of Closing hereunder, including, without limitation, consolidated, combined, and unitary tax returns and any schedule or amendment thereto. The Company has not (i) granted any waiver of any statute of limitations with respect to, any Tax, or (ii) obtained an extension of time with respect to the filing


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STOCK PURCHASE AGREEMENT                                                  PAGE 7
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of any Tax Return other than Tax Returns that were duly filed within the applicable extension period. No claim has been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company may be subject to taxation by that jurisdiction. There are no liens or security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has disclosed on all federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third-party. There is no dispute or claim concerning any liability for Tax of the Company (i) claimed or raised by any authority in writing or (ii) as to which the Company or any officers (and employees responsible for Tax matters) of the Company have knowledge.

     Section 2.15 ENVIRONMENTAL MATTERS.

          (a) The Company has conducted all operations and activities in material compliance with all applicable Environmental Laws (as defined below), and none of the assets of the Company is being or has been operated in violation of any Environmental Laws.

          (b) The Company possesses all permits required under Environmental Laws for the operation of its assets.

          (c) The assets of the Company, and the operations conducted thereon or therewith, are not subject to any existing, unfulfilled administrative or judicial order requiring remedial action under any Environmental Law.

          (d) Neither Seller nor the Company has received any notice of any investigation or inquiry regarding failure of the assets of the Company, or the operations conducted thereon or therewith, to comply with Environmental Laws.

     As used in this Section 2.15, "Environmental Laws" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, Safe Drinking Water Act, Texas Solid Waste Disposal Act, the Resource Conservation and Recovery Act, as amended, the Hazardous and Solid Waste Amendments Act, as amended, the Toxic Substances Control Act, as amended, the Clean Water Act, as amended, and the Clean Air Act, as amended, and any other applicable federal, state, or local environmental law and all rules, regulations and administrative orders related thereto, as such laws, rules, regulations and administrative orders exist as of the Closing Date.

     Section 2.16 BROKERS. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Company.


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STOCK PURCHASE AGREEMENT                                                  PAGE 8
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     Section 2.17 CONTRACTS. Attached hereto as SCHEDULE 2.17 is a list of all currently effective agreements respecting property, goods, and/or services of or binding upon the Company or its assets (the "Contracts"). None of the Contracts has been modified, amended, supplemented or altered except as specifically shown on attached SCHEDULE 2.17. The Company has made copies of all of the Contracts (including all modifications, amendments, and supplements thereto) available to Purchaser. All of the Contracts are in full force and effect and the Company is not in default under any of the Contracts.

     Section 2.18 NO UNION CONTRACTS. There is no collective bargaining or other union agreement to or by which the Company is a party or is bound, nor is a collective-bargaining agreement currently being negotiated; and all non-exempt employees have been paid in accordance with the Fair Labor Standards Act of 1938 and the Portal-to-Portal Act of 1947. The Company is in compliance with all federal, state, or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment, and wages and hours, and has not and is not engaged in any unfair labor practice. The Company has not experienced any material labor difficulty during the last three years.

     Section 2.19 INSURANCE. SCHEDULE 2.19 attached hereto lists all insurance policies (the "Insurance Policies") held by the Company and all such listed policies are in the respective principal amounts set forth therein. The Company maintains (a) insurance on all of its business, operations, and assets of a type customarily insured, covering property damage and loss of income by fire or other casualty and (b) insurance protection against all liabilities, claims, and risks against which it is customary to insure. All premiums due and payable under the Insurance Policies have been paid. The Company is not, and but for a requirement that notice be given or that a period of time elapse or both would not be, in violation under any such Insurance Policies.

     Schedule 2.20 BANK ACCOUNTS. SCHEDULE 2.20 attached hereto contains a true and correct list of the names and addresses of all banks, financial institutions, and other depositories in which the Company has an account, deposit, or safe deposit box and the names of all persons authorized to draw on those accounts or deposits or who have access to them and the account numbers of each account.

     Schedule 2.21 OTHER LIABILITIES AND OBLIGATIONS. SCHEDULE 2.21 attached hereto contains a true and correct list of all liabilities and obligations of the Company not disclosed elsewhere in this Agreement of any kind, character, and description, whether accrued, absolute, contingent, or otherwise, and whether or not required to be disclosed or accrued in the financial statements of the Company, that exceed $5,000 to any one creditor. In the case of liabilities that may not be fixed, an estimate of the maximum amount that may be payable is also included.

     Section 2.22 DISCLOSURE. No representations or warranties made by Seller or the Company in this Agreement, and no statements of Seller or the Company contained in any document executed or delivered by any of them to Purchaser pursuant hereto or in connection with the


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STOCK PURCHASE AGREEMENT                                                  PAGE 9
transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein not misleading.

     Section 2.23 TRANSACTIONS WITH AFFILIATES. Except as shown on attached
SCHEDULE 2.23, the Company is not a party to any transaction, contract, or agreement with any (i) current or former officer or director of the Company or
(ii) any parent, spouse, child, brother, sister or other family relation of any such officer or director, or (iii) any corporation or partnership of which any such officer or director or any such family relation is an officer, director, partner or greater than 10% stockholder (based on percentage ownership of voting stock) or (iv) any "affiliate", or "associate" of any such persons or entities (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1934), including, without limitation, any transaction involving a contract, agreement, or other arrangement providing for the employment of, furnishing of materials, products, or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, except with respect to services provided on reasonable terms which would not materially alter the presentation of the Financial Statements, if such transactions had been entered into with an unrelated third party.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as of the date of this Agreement as follows:

     Section 3.01 ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the assets owned or operated by Purchaser or the nature of its activities makes such qualification or licensing necessary.

     Section 3.02 AUTHORITY RELATIVE TO THIS AGREEMENT. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by all other parties hereto, constitutes the legal, valid and binding obligation of Purchaser, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors, rights or by legal principles of general applicability governing the availability of equitable remedies.


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STOCK PURCHASE AGREEMENT                                                 PAGE 10

     Section 3.03 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not (i) conflict with or violate the certificate of incorporation or bylaws of Purchaser, (ii) conflict with or violate any law applicable to Purchaser or by which any of its assets are bound or affected or (iii) result in any breach or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the material assets of Purchaser pursuant to, any note, bond, mortgage, indenture, or any material contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets are bound or affected.

          (b) The execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

     Section 3.04 BROKERS. No broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

                                   ARTICLE IV

                       CONDUCT OF BUSINESS OF THE COMPANY
                            PENDING THE CLOSING DATE

     Pending the Closing Date or earlier termination of this Agreement, and except as otherwise specifically contemplated in this Agreement or the schedules hereto or as may be consented to and approved in writing by Purchaser, the Company covenants and agrees as follows:

     Section 4.01 ORDINARY COURSE OF BUSINESS. The Company will carry on its business substantially in the same manner as heretofore conducted, and will not engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business. Without limiting the generality of the foregoing, the Company will:

          (a) operate and maintain its assets diligently and in a good and workmanlike manner and comply in all material respects with all applicable laws and with the terms of any agreements binding upon those assets;


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STOCK PURCHASE AGREEMENT                                                 PAGE 11

          (b) maintain and keep in full force and effect all of the Contracts and all permits, licenses and similar rights and privileges of the Company and each subsidiary of the Company and comply in all material respects with all of its material obligations therein and thereunder;

          (c) maintain all of its tangible assets in at least as good a condition as they were in at the date hereof, ordinary wear and tear excepted, and remove no material items therefrom;

          (d) maintain the Insurance Policies in full force and effect; and

          (e) pay, perform, and discharge, on a basis consistent with the Company's prior practices, all obligations of the Company under the notes, leases, and other instruments evidencing the indebtedness or other liabilities of the Company which are shown on the Preliminary Audited Balance Sheet and/or on the schedules attached to this Agreement in accordance with their respective terms (but without right of prepayment);

     Section 4.02 RESTRICTED ACTIONS. Except as otherwise expressly provided in this Agreement, the Company will not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, (a) enter into any agreement or commitment, the result of which would be to incur or expand the existing indebtedness or liabilities of the Company; (b) incur any additional indebtedness other than trade payables incurred in the ordinary course of business; (c) sell, transfer, assign, convey or otherwise dispose of any of the assets of the Company other than dispositions of (i) equipment or other personal property which is replaced with property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of its business and (ii) personal property and equipment no longer used or useful in the ordinary course of business; or (d) create or permit the creation of any new lien, security interest, or other encumbrances on any asset of the Company.

     Section 4.03 AMENDMENTS TO GOVERNING DOCUMENTS. No change or amendment shall be made in the articles of incorporation or bylaws of the Company.

     Section 4.04 ORGANIZATION. The Company will preserve its corporate existence and will keep its business organization intact and use its reasonable efforts to preserve its relationships with its suppliers, customers, and others having business relations with the Company.

     Section 4.05 EMPLOYMENT AGREEMENTS. The Company will not enter into any agreement relating to employment with any person.

     Section 4.06 ISSUANCE OF SHARES; DIVIDENDS. The Company will not issue shares of capital stock, or grant any options, warrants or other rights to purchase or acquire the capital stock of the Company. The Company will neither declare nor pay or set aside for payment any dividend or other distribution on its outstanding shares of capital stock, nor redeem, purchase or otherwise acquire any of its capital stock.


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STOCK PURCHASE AGREEMENT                                                 PAGE 12

     Section 4.07 NO DEFAULT. The Company will not knowingly take any action or knowingly take any action that causes a material breach of any representation, warranty, covenant or agreement of the Company under this Agreement.

     Section 4.08 INVESTMENT. The Company will not make any new capital investment in, make any loan to, or acquire the securities or assets of any other person or entity.

     Section 4.09 USES OF CASH. Other than in the ordinary course of business, the Company will not make any payments during the period between the date hereof and the Closing Date except for the purpose of paying Taxes, paying rentals or other sums owing by the Company under the Contracts as and when due, discharging rentals and trade payables incurred in the ordinary course of business, and retiring or discharging presently existing indebtedness to financial institutions or other third parties as and when due in accordance with the terms of the notes or other instruments evidencing such indebtedness (but without right of prepayment).

                                    ARTICLE V

                         OTHER AGREEMENTS OF THE PARTIES

     Section 5.01 ENVIRONMENTAL REPORT. Within fifteen (15) days from the date of this Agreement, Seller and the Company, at the Company's expense, shall furnish to Purchaser a Phase I environmental study and report covering all of the Company Real Estate and prepared by an environmental consulting firm mutually acceptable to Seller and Purchaser (the "Environmental Report"). If the Environmental Report shows any environmental condition that is unacceptable to Purchaser, Purchaser shall, within ten (10) days of its receipt of the Environmental Report, notify Seller of such condition(s) and the reasons for Purchaser's objections thereto ("Purchaser's Environmental Objections"). Upon expiration of such ten-day notification period, Purchaser shall be deemed to have accepted the form and substance of the Environmental Report, except, however, those matters to which Purchaser has timely objected in accordance with the preceding sentence. Seller shall have no obligation to bring any action or proceeding or otherwise to incur any expense whatsoever to eliminate or modify any of Purchaser's Environmental Objections. Within five days following receipt of Purchaser's Environmental Objections, Seller shall give notice to Purchaser of what actions, if any, that Seller proposes to take in order to cure Purchaser's Environmental Objections. If Seller is unable or unwilling to remedy Purchaser's Environmental Objections to the reasonable satisfaction of Purchaser, Purchaser may terminate this Agreement by notice in writing to Seller by the earliest to occur of (i) the Closing Date or (ii) five (5) business days following notice from Seller that it is unable or unwilling to remedy Purchaser's Environmental Objections, in which event, except as expressly provided otherwise in this Agreement, none of the parties hereto shall have any further rights or obligations under this Agreement. If this Agreement is terminated for any reason, Purchaser agrees to immediately return the Current Environmental Report to the Company and to hold the contents thereof strictly confidential. Likewise, pending and following Closing


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 13
hereunder, Seller, shall hold the Current Environmental Report strictly confidential and shall not disclose the same or its contents to any third party without the prior written consent of Purchaser.

     Section 5.02 PURCHASER'S RIGHTS OF INSPECTION. Pending Closing hereunder, Purchaser shall have the right to inspect, review, and audit the assets of the Company and all books, records, data, and other information of Seller and the Company relating to the business and financial affairs of the Company, the title to and ownership of the assets of the Company, and the conduct of the Business. Except as otherwise expressly provided in this Agreement, all expenses incurred by the Purchaser relating to its inspections, reviews, and audits shall be borne and paid exclusively by the Purchaser. Seller and the Company shall cooperate with Purchaser in all reasonable respects in facilitating such inspections, reviews, and audits. Without limiting the foregoing, Seller and the Company agree that, pending Closing, they will (a) provide or cause to be provided to Purchaser and its counsel, accountants, consultants, and other authorized representatives, during normal business hours or otherwise, if necessary, full access to all of their, assets, books, agreements, commitments and records; and
(b) furnish Purchaser and its representatives with such data, records, and other information concerning any of their operations and affairs as Purchaser may reasonably request.

     Seller further agrees that, upon request by Purchaser following Closing, he will execute and deliver to Purchaser or its accountants such audit response letters and further confirmations as Purchaser or its accountants may reasonably require for purposes of verification of the accuracy, validity, and completeness of all financial and other information provided or made available by Seller and the Company to Purchaser in connection with the transactions contemplated by this Agreement.

     Section 5.03 EXCLUSIVE DEALING. Unless and until this Agreement shall have been terminated in accordance with the terms hereof, neither Seller nor the Company shall directly or indirectly, solicit, initiate, or participate in negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than the Purchaser or an affiliate or an associate of the Purchaser) concerning, or enter into any agreement providing for any sale of the assets of the Company, any sale of shares of capital stock in the Company, or any similar transactions involving the Company.

     Section 5.04 CONSENTS, APPROVALS, AND FILINGS. Seller, the Company, and Purchaser shall each use its reasonable efforts to obtain at the earliest practicable date and, in any event, prior to the Closing Date, all consents and approvals, including any third party consents, and to make all filings required to be obtained or made under any federal, state, or local laws or any agreement or other instrument (including, without limitation, any consent or approval necessary to avoid the loss of any rights under any agreement) prior to consummating the transactions contemplated hereby, whether such consent, approval or filing is to be obtained from or made with private parties or applicable governmental authorities.

     Section 5.05 BROKERS AND FINDERS. Purchaser, on the one hand, and Seller and the Company, on the other hand, shall indemnify each other and hold each other harmless from any


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 14
claim against the other for a broker's or finder's fee, commission, or other like payment in connection with the transactions contemplated by this Agreement which arises from or is based upon arrangements made by or through the indemnifying party.

     Section 5.06 PUBLIC ANNOUNCEMENTS. Pending Closing, except as may be required by applicable law, no party hereto shall issue any press release or make any other public pronouncements concerning this Agreement or the transactions contemplated hereby without the written consent and approval of all other parties.

     Section 5.07 RESIGNATION OF OFFICERS AND DIRECTORS. Seller and the Company will secure the resignation of each then-serving officer and director of the Company effective as of the Closing Date.

     Section 5.08 NOTICE OF DEVELOPMENTS. Prior to the Closing, Seller and the Company will give prompt notice to Purchaser of any material event affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of the Company. No disclosure pursuant to this
Section 5.08 shall, however, be deemed to amend or supplement this Agreement or the schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant under this Agreement.

     Section 5.09 PRELIMINARY AND FINAL COMPUTATIONS OF NFA. As part of its diligence processes in this transaction, Sierra intends to have the books and records of the Company audited by certified professional accountants and to have audited financial statements prepared for the Company in compliance with generally accepted accounting principles ("GAAP"). Prior to Closing, Seller and Purchaser shall have their respective accounting groups perform audit work of the Company, with each to bear its own accounting and other expenses incident thereto. If there is a difference in the financial statements, the parties will try to reconcile the differences prior to Closing, it being recognized that the financial data necessary to permit a final computation of NFA may not be available at such time. The parties accordingly agree to estimate NFA at Closing utilizing the audit opinions of both accounting groups and to finalize their calculation of NFA on a post-Closing basis within sixty (60) days following the Closing. At least three (3) business days prior to the Closing, Purchaser shall deliver to Seller, and Seller shall deliver to Purchaser, a preliminary settlement statement, reflecting their good faith estimates of NFA as of the Closing Date based upon the best information then available to them. Upon receipt of these preliminary settlement statements, Seller and Purchaser shall attempt to reconcile any differences they may have regarding the same. If there are any items the parties are unable to reconcile prior to Closing, Purchaser's position shall prevail to enable Closing to proceed, but without prejudice to the right of either party to dispute any item of the final settlement statement. Within forty-five (45) days after the Closing Date, Purchaser shall deliver to Seller an audited balance sheet of the Company for the period ended as of the Closing Date, prepared in accordance with GAAP, and a proposed final settlement statement including Purchaser's final computation of NFA. Seller shall have ten
(10) days from its receipt of the such balance sheet and proposed settlement statement to notify Purchaser of its objections, if any, to the information set forth therein, including the opportunity of Seller to have independent auditing or to


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 15
employ the Company's auditors to prepare a final computation of NFA on behalf of Seller. If Seller fails to timely notify Purchaser of any such objections, Seller shall be deemed to have irrevocably accepted the computations and substance of such balance sheet and proposed final settlement statement for all purposes of this Agreement. If Seller timely and properly contests any items within such balance sheet or proposed final settlement statement, Seller and Purchaser shall promptly meet and utilize their best efforts to resolve their differences, it being the intention of the parties to finalize all post-Closing adjustments within sixty (60) days following the Closing Date. If the parties are unable to reach final agreement on any such post-Closing matters, they shall resolve their differences by means of the dispute resolution procedures set forth in Section 10.03 and final settlement between the parties shall be deferred pending conclusion of such procedures. At the conclusion of the post-Closing accounting contemplated by this Section 5.09, Seller or Purchaser, as appropriate, shall immediately remit to the other, in immediately available funds, the net sum determined owning by such party in the final settlement statement, whether finalized by agreement of the parties or through dispute resolution processes. As used in this Agreement, "Final Balance Sheet" and "Final Settlement Statement" shall mean the final balance sheet and the final settlement statement proposed by Purchaser, as the same may be modified either by agreement of the parties or dispute resolution pursuant to the foregoing.

     Section 5.10 RECEIVABLES. Seller expressly represents and warrants that all notes receivable and accounts receivable of the Company reflected on the Final Balance Sheet as of the Closing Date are collectible in the normal course of business within 150 days from the Closing Date without resort to litigation or the retention of collection services. Following Closing, the Company shall apply partial payments by customers to the respective outstanding receivables of such customers in the order of their aging (i.e. older accounts paid first). To the extent any such receivables remain unpaid following such 150-day period, the Company, as its exclusive remedies therefor, may require Seller to immediately purchase the same from the Company at full face value and without subsequent recourse of any kind upon the Company or Purchaser or may offset the face amount of such unpaid receivables against its payment obligations under the Note (in return for assignment of such receivables to Seller without recourse upon Purchaser).

     Section 5.11 TAXES AND TAX RETURNS. Seller shall be responsible for the timely preparation and filing (without extension, unless otherwise agreed by Purchaser in writing) of all federal, state, and local Tax Returns covering or for (or based upon income received or realized during) all periods prior to and including the Closing Date, except that, if Closing occurs, Purchaser shall be responsible for the timely preparation and filing of the federal income tax returns of the Company for calendar year 2000 and ensuing years and the Texas state franchise tax returns of the Company due on or before May 15, 2001 and ensuing years. Seller shall prepare all such Tax Returns for which Seller is responsible in accordance with applicable law and shall submit such Tax Returns to the Company and Purchaser for their review and concurrence at least ten (10) business days prior to filing. If, after the Closing Date, any applicable taxing authority shall determine there to be a deficiency in the amount of any federal, state, or local Tax paid or payable by the Company which is not reserved for or reflected on the Final Balance Sheet and which relates to any period prior to the Closing Date, Seller shall be fully responsible for the payment of any such deficiency.


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 16

Following Closing, if any Tax Return covering a period of time prior to the Closing Date shall be audited by an applicable taxing authority, the Company shall promptly notify Seller of such audit. Seller and Purchaser and the Company shall jointly conduct all discussions and negotiations with applicable taxing authorities regarding each such audited Tax Return as it may relate to periods prior to the Closing Date and any decision to compromise, settle, or pay a disputed matter under any such audited Tax Return shall require joint approval of Seller and Purchaser and the Company, which rights of negotiation and approval shall in all events between the parties be exercised in good faith. The Company shall have exclusive authority to conduct all discussions and negotiations with applicable taxing authorities regarding Tax Returns relating to periods from and after the Closing Date and shall be solely responsible for the payment of all Taxes attributable to such periods.

     Section 5.12 REIMBURSEMENT FOR CERTAIN VEHICLE PURCHASES. If this transaction closes, Purchaser agrees to pay to Seller at Closing an amount equal to the purchase price of the vehicles described on attached SCHEDULE 5.12, as purchased by the Company during the pendency of negotiations on this transaction, together with the purchase price of any other vehicles or other capital goods or items acquired by the Company pending Closing and for which Purchaser may agree in advance to reimburse Seller in writing at the Closing.

     Section 5.13 EMPLOYMENT MATTERS. To the extent Purchaser or the Company shall elect to continue the employment of current employees of the Company following Closing, each employee so retained by Purchaser or the Company following Closing shall be eligible for participation in Purchaser's current employee benefit programs with full credit for length of service prior to Closing with the Company. Seller and the Company acknowledge and agree that the decision to hire any current employees of the Company is solely in the discretion of Purchaser and that Purchaser has no obligation of any kind to employ any of the existing employees of the Company following Closing.

     Section 5.14 INDEMNIFICATION.

          (a) Indemnification by Seller. Seller agrees to indemnify and hold harmless Purchaser and the Company after the Closing Date against and in respect of any of the following matters which may be asserted or established:

               (i) All liabilities of the Company of any nature, whether accrued, absolute, contingent, or otherwise, which existed as of the Closing Date and are not provided for or reflected in the Final Balance Sheet;

               (ii) Any and all damages, losses, expenses, or deficiencies resulting from any breach of the warranties, representations and covenants of Seller and the Company contained herein or in any schedule hereto; and

               (iii) All demands, assessments, judgments, costs, and expenses (including reasonable legal fees and other expenses of litigation, both at the trial and appellate level)


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 17
     arising from or in connection with any action, suit, proceeding, or claim incident to any of the foregoing.

          (b) Indemnification by Purchaser. Purchaser agrees to indemnify and hold harmless Seller after the Closing Date against or in respect of any of the following matters:

               (i) Any and all damages, losses, expenses, or deficiencies resulting from any breach of the warranties, representations and covenants of Purchaser contained herein or in any schedule hereto; and

               (ii) All demands, assessments, judgments, costs, and expenses (including reasonable legal fees and other expenses of litigation, both at the trial and appellate level) arising from or in connection with any action, suit, proceeding, or claim incident to any of the foregoing.

     Section 5.15 RELEASE AND WAIVER BY SELLER. Any provisions of this Agreement to the contrary notwithstanding, following Closing hereunder, Seller shall have no right of contribution, indemnity, reimbursement, or other legal or equitable right of recourse upon the Company based upon or attributable to the breach or non-performance by Seller or the Company of any of their jointly made representations, warranties, and covenants under this Agreement, and Seller, as of Closing hereunder, expressly releases and waives any and all such rights of contribution, indemnity, reimbursement or other recourse upon or against the Company.

     Section 5.16 INVESTMENT REPRESENTATIONS BY SELLERS. Upon Closing and in connection with any conversion of the unpaid balance of the Note into common stock in Purchaser as more particularly provided in the Note, Seller expressly represents, warrants, acknowledges, and agrees to and with the Company that:

          (a) any such stock so acquired by Seller (the "Stock") may not have been registered under the Securities Act of 1933 or any other state securities laws (collectively, the "Securities Acts") because Purchaser may or will issue the Stock in reliance upon this Section 5.16 and the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering;

          (b) Seller will acquire any Stock for Seller's own account, for investment, and not with a view to the resale or distribution thereof;

          (c) Seller will not transfer, sell or offer for sale any portion of the Stock unless there is an effective registration or other qualification relating thereto under the Securities Act of 1933 and under any applicable state securities laws or unless the holder of the Stock delivers to Purchaser an opinion of counsel, satisfactory to Purchaser, that such registration or other qualification under


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 18
               such Act and applicable state securities laws is not required in connection with such transfer, offer or sale;

          (d) Purchaser is under no obligation to register the Stock or to assist Seller in complying with any exemption from registration under the Acts if Seller should at a later date wish to dispose of the Stock;

          (e) Prior to entering into this Agreement, Seller has made an investigation of Purchaser and its business and has obtained or had made available to Seller all information with respect thereto which Seller needed to make an informed decision to structure the transactions contemplated hereby as provided in this Agreement;

          (f) Seller possesses adequate experience and sophistication as investors for the evaluation of the merits and risks of investment in the Stock; and

          (g) Seller is an "accredited investor," as defined in Regulation D as promulgated under the Securities Act of 1933, as amended, (the "1933 Act").

     Section 5.17 INVESTMENT REPRESENTATIONS BY PURCHASER. Purchaser acknowledges that the Company is a privately owned corporation, that the Stock has not been registered under the Securities Acts, and that the Stock cannot, therefore, be offered for sale, sold, transferred, pledged, or otherwise hypothecated except in accordance with the registration requirements of the Securities Acts (or any applicable exemptions from such requirements). Purchaser further acknowledges that Seller and the Company have made available to it such information and documents as Purchaser has deemed necessary to enter into this Agreement, that Purchaser understands the risks associated with ownership of the Stock, and that Purchaser is capable of bearing the financial risks associated therewith.

     Section 5.18 DISCLAIMER BY PURCHASERS. PURCHASER ACKNOWLEDGES THAT PRIOR TO CLOSING HEREUNDER PURCHASER WILL HAVE CONDUCTED SUCH EXAMINATIONS AND INSPECTIONS OF THE TANGIBLE ASSETS OF THE COMPANY AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF REGARDING THE CONDITION THEREOF AND THAT, BY CLOSING HEREUNDER, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER ACCEPTS ALL OF THE TANGIBLE ASSETS OF THE COMPANY ON AN "AS IS, WHERE IS" BASIS, AND WITHOUT REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, AS TO CONDITION, MERCHANTABILITY, HABITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.


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STOCK PURCHASE AGREEMENT                                                 PAGE 19

                                   ARTICLE VI

                 CONDITIONS TO OBLIGATION OF PURCHASER TO CLOSE

     The obligation of Purchaser to close under this Agreement shall, unless waived in writing by Purchaser, be subject to the satisfaction on or before the Closing Date of each of the following conditions, and Seller and the Company shall use their reasonable efforts to cause each such condition to be so satisfied.

     Section 6.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Seller and the Company contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by this Agreement.

     Section 6.02 PERFORMANCE. Seller and the Company shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     Section 6.03 CONSENTS. The consents, approvals, and filings described in
Section 5.03 shall have been obtained or made, as the case may be, without the imposition of conditions or limitations having a material adverse effect.

     Section 6.04 OPINION OF COUNSEL TO SELLER AND THE COMPANY. Seller and the Company shall have delivered to Purchaser the opinion of their legal counsel, Bradford L. Moore, in form and substance reasonably acceptable to Purchaser and its counsel, to the effect that (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas; (ii) all outstanding shares of the Company have been validly issued and are fully paid and non-assessable; and (iii) this Agreement has been duly executed and validly delivered by, and is the legal, valid, and binding obligation of Seller and the Company, and is enforceable against the Seller and the Company in accordance with its terms, except as such enforceability may be limited by (a) equitable principles of general applicability and (b) bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affecting the rights of creditors generally. In rendering this legal opinion, such counsel may rely upon the certificates of public officials, of officers of the Company, or the shareholders of the Company as to matters of fact.

     Section 6.05 NO INJUNCTION. There shall not be in effect any preliminary or permanent injunction or temporary restraining order issued by any state or federal court that prevents the consummation of the transactions contemplated hereby.

     Section 6.06 OTHER DOCUMENTS. All documents required to be delivered to Purchaser by Seller and the Company on or prior to the Closing Date shall have been so delivered.


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STOCK PURCHASE AGREEMENT                                                 PAGE 20

     Section 6.07 MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have been any material adverse change in, to, or affecting the Company, its operations, or its assets.

     Section 6.08 CERTIFICATES. Seller and the Company shall have delivered to Purchaser certificates confirming the continuing validity of their representations and warranties pursuant to Section 6.01 and certifying their performance hereunder as contemplated by Section 6.02.

     Section 6.09 TITLE POLICY. Seller and the Company shall have delivered to Purchaser, at their expense, an owner's policy or policies of title insurance issued by a national title insurer insuring the title of the Company to the Company Real Estate in respective amounts not less than the current ad valorem tax valuations of each parcel comprising the same, free and clear of liens, claims, and encumbrances other than liens for ad valorem taxes not yet due, standard printed form exceptions, and any existing mineral reservations, easements, and restrictions which are not such as to materially interfere with or materially impair the current use, operation, or value of the Company Real Estate.

                                   ARTICLE VII

                     CONDITIONS TO THE OBLIGATIONS OF SELLER
                            AND THE COMPANY TO CLOSE

     The obligations of Seller and the Company to consummate the transactions contemplated by this Agreement shall, unless waived in writing by them, be subject to the satisfaction on or before the Closing Date of each of the following conditions, and Purchaser shall use its reasonable efforts to cause each such condition to be so satisfied:

     Section 7.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all respects as of the date made and as of the Closing Date, as though such representations and warranties were made at and as of such date, except for changes permitted or contemplated by this Agreement.

     Section 7.02 PERFORMANCE. Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations, and conditions required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date.

     Section 7.03 CONSENTS AND APPROVALS. The consents, approvals, and filings described in Section 5.03 shall have been obtained or made, as the case may be, without the imposition of conditions or limitations having a material adverse effect.

     Section 7.04 NO INJUNCTION. There shall not be in effect any preliminary or permanent injunction or temporary restraining order issued by any state or federal court that prevents the consummation of the transactions contemplated hereby.


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STOCK PURCHASE AGREEMENT                                                 PAGE 21

     Section 7.05 OTHER DOCUMENTS. All documents required to be delivered to Seller or the Company by Purchaser on or prior to the Closing Date shall have been so delivered.

     Section 7.06 CERTIFICATES. Purchaser shall have delivered to Seller and the Company certificates confirming the continuing validity of its representations and warranties pursuant to Section 7.01 and certifying its performance hereunder as contemplated by Section 7.02.

     Section 7.07 OPINION OF COUNSEL TO PURCHASER. Purchaser shall have delivered to Seller and the Company the opinion of its legal counsel, Kerr & Ward, L.L.P., in form and substance reasonably acceptable to Seller, the Company, and their counsel, to the effect that (i) Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and (ii) this Agreement has been duly executed and validly delivered by, and is the legal, valid, and binding obligation of Purchaser, and is enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by (a) equitable principles of general applicability and (b) bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affecting the rights of creditors generally. In rendering this legal opinion, such counsel may rely upon the certificates of public officials or of officers of Purchaser as to matters of fact.

                                  ARTICLE VIII

                                   THE CLOSING

     Section 8.01 CLOSING. The closing ("Closing") of the transaction contemplated hereby shall take place at the offices of Purchaser at 406 N. Big Spring, Midland, Texas, on a business date of Purchaser's unilateral selection within thirty (30) days following any successful completion by Purchaser of an initial public offering of common stock in the Company through a recognized national stock exchange (the "Sierra IPO"), but in no event later than April 28, 2000, or at such other place and time as the parties hereto might hereafter mutually agree in writing. Such date or any alternative date so selected by the parties is referred to in this Agreement as the "Closing Date." Purchaser shall afford Seller and the Company at least ten (10) days prior written notice of its desired Closing Date pursuant to the foregoing.

     Section 8.02 DELIVERIES. At the Closing, the following shall occur:

          (a) Seller shall endorse and deliver the certificate(s) evidencing the Stock to Purchaser, free and clear of liens, claims, and encumbrances;

          (b) Seller and the Company shall deliver to Purchaser their closing certificates in compliance with the provisions of Section 6.08;

          (c) Seller and the Company shall deliver, or cause to be delivered, to Purchaser the legal opinion of their counsel, as specified in Section 6.04;

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 22

          (d) Seller and the Company shall deliver, or cause to be delivered, to Purchaser the title policy or policies specified in Section 6.09 (or a commitment acceptable to Purchaser for the title insurer to do so);

          (e) Seller and Purchaser shall execute and deliver a non-competition agreement which is substantially identical in form and substance to that attached hereto as EXHIBIT D;

          (f) The parties shall attempt to agree upon an estimate of NFA and shall execute a preliminary closing statement as contemplated by Section 5.09;

          (g) Purchaser shall deliver, or cause to be delivered, to Seller the legal opinion of its counsel, as specified in Section 7.07;

          (h) Purchaser shall pay to Seller by wire transfer the cash portion of the Purchase Price payable at Closing pursuant to Section 1.03(1);

          (i) Purchaser shall execute and deliver the Note to Seller;

          (j) The Company and Seller shall execute and deliver the Security Documents;

          (k) Purchaser shall deliver to Seller its closing certificate in compliance with the provisions of Section 7.06; and

          (l) Seller and the Company shall execute such notifications to depository institutions and such changes of authorized signatories upon the accounts of the Company as Purchaser may reasonably request.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

     Section 9.01 Termination and Abandonment. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual agreement of all of the parties hereto;

          (b) by Seller if Closing shall not have occurred on or prior to April 28, 2000, other than due to breach or non-performance by Seller hereunder;

          (c) by Purchaser, if the conditions set forth in Article VI shall not have been complied with and performed in any material respect and such noncompliance or nonperformance


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 23
shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date;

          (d) by Seller and the Company if the conditions set forth in Article VII have not been complied with and performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date; or

          (e) by either Purchaser or Seller and the Company, by written notice to the other, if any action or proceeding shall have been instituted before any court or other governmental body or, to the knowledge of the party giving such notice, shall have been threatened formally in writing by any public authority with requisite jurisdiction, to restrain or prohibit the transactions contemplated by this Agreement or to subject one or more of the parties or their directors or their officers to liability on the grounds that it or they have breached any law or regulation or otherwise acted improperly in connection with such transactions, and such action or proceeding shall not have been dismissed or such written threat shall not have been withdrawn or rescinded on or before the Closing Date.

     Section 9.02 REMEDIES, RIGHTS AND OBLIGATIONS ON TERMINATION. If this Agreement is terminated and abandoned as provided in this Article IX:

          (a) Redelivery. Each party will redeliver all documents, work papers, and other materials of any other party relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement, to the party furnishing the same, and all information received by any party to this Agreement with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; provided, however, that this subsection (a) shall not apply to any documents, work papers, material, or information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority or is otherwise in the public domain.

          (b)(1) Default by Purchaser. If Purchaser fails or refuses to close in accordance with the terms of this Agreement and if Seller and the Company have timely satisfied all the conditions to Purchaser's obligation to close hereunder and are not in default hereunder, then, and as the exclusive remedy of Seller and the Company for such breach, Seller and the Company shall receive the sum of $100,000 from Purchaser as liquidated damages and not a penalty for the breach hereof by Purchaser (the same as if Purchaser had deposited such sum with Seller as a down payment or earnest money hereunder). In this regard, the parties acknowledge and agree that the damages occasioned to Seller and the Company by any such breach are difficult of ascertainment or calculation and that the specified sum of liquidated damages represents a fair and reasonable estimate of such damages.


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 24

          (b)(2) Default by Seller and/or the Company. If Seller and/or the Company fails or refuses to close in accordance with the terms of this Agreement and if Purchaser has timely satisfied all the conditions to Purchaser's obligation to close hereunder and is not in default hereunder, Purchaser shall have the right either (i) to declare this Agreement canceled or (ii) to seek enforcement of this Agreement at law or in equity, including, without limitation, an action for specific performance of the terms of this Agreement by Seller and the Company or for recovery of the actual damages occasioned to Purchaser by such breach. The provisions of this Section 9.02(b)(2) shall not be subject to Section 10.03 of this Agreement.

          (c) Continuing Liability. The continuing liability of the parties to this Agreement with respect to any breach of any representation, warranty, covenant, or agreement contained therein shall not be affected by such termination or abandonment, unless this Agreement is terminated or abandoned by agreement of the parties pursuant to Section 9.01 (a) or (d).

                                    ARTICLE X

                              POST CLOSING REMEDIES

     SECTION 10.01 SURVIVAL. The parties agree that all of the representations, warranties and covenants contained in this Agreement or in any document, certificate, instrument, schedule or exhibit delivered pursuant to this Agreement shall survive the Closing only for a period of one (1) year from and after the Closing Date unless the party claiming a breach shall assert the same by written notice to the other party within such one-year period; provided, however, that the representations and warranties of Seller under Sections 2.01-2.04, 2.11, and 2.14, the representations and warranties of Purchaser in Sections 3.01 and 3.02, the covenants of the parties in Section 5.11, the provisions of this Article X and of Article XI, and the covenants of indemnification for any breach of the foregoing under Section 5.14 shall survive Closing without time limitation.

     Section 10.02 OFFSET/WAIVER. Subject to the provisions of Sections 10.01 and 10.03, after the Closing, Purchaser, without limitation of its other rights and remedies, shall have a right of offset against its obligations under the Note for any breach of the representations, warranties, and covenants of Seller and the Company under this Agreement. In any proceedings by the Purchaser to assert or prosecute any claims under, or to otherwise enforce, this Agreement, Seller agrees that he will not assert as a defense, or as a bar to recovery, and hereby waives any right to so assert such defense or such bar to recovery, that
(a) prior to the Closing, the Company shall have had knowledge of the circumstances giving rise to the claim being pursued by Purchaser, or (b) prior to the Closing, the Company engaged in conduct or took action that caused or brought about the circumstances giving rise to such claim, or otherwise contributed thereto.


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 25

     Section 10.03 DISPUTE RESOLUTION.

          (a) Unless expressly provided otherwise in this Agreement, any and all claims, disputes, controversies, and other matters in question involving the parties hereto and arising out of or relating to this Agreement and the transactions contemplated hereby, any provision hereof, the alleged breach of such provision, or in any way relating to the subject matter of this Agreement (collectively, "Disputes"), whether such Disputes sound in contract, tort, or otherwise, at law or in equity, under State or federal law, whether provided by statute or common law, for damages or any other relief, shall be resolved in accordance with this Section 10.03.

          (b) The parties shall attempt in good faith to resolve any Dispute promptly by negotiations between representatives who have authority to settle the controversy. Any party may give the other party written notice of any Dispute not resolved in the normal course of business, together with a request that the parties meet and confer ("Notice of Dispute"). Within fifteen (15) days after delivery of a Notice of Dispute, the parties or their representatives shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the matter has not been resolved within thirty (30) days after delivery of the Notice of Dispute, or if the parties fail to meet within fifteen (15) days after delivery of the Notice of Dispute, either party may initiate mediation of the claim or dispute as provided hereafter. If a party or its representative intends to be accompanied at a meeting by an attorney, the other parties shall be given advance notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any state's rules of evidence.

          (c) If a Dispute has not been resolved by negotiation as provided in
Section 10.03(b), the parties shall endeavor to settle the claim or dispute by mediation under the Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes. A neutral third party will be selected from the CPR panel of neutrals. If the parties encounter difficulty in agreeing on a neutral third party, they will seek the assistance of CPR in the selection process. Mediation under this Section 10.03(c) will commence within sixty (60) days of the Notice of Dispute.

          (d) If the Dispute has not been resolved by non-binding means pursuant to Sections 10.03(b) or (c) within thirty (30) days of the initiation of mediation, either party may submit such Dispute for resolution by binding arbitration as follows:

              (i) It is the intention of the parties that the arbitration shall be conducted pursuant to the Texas Arbitration Act, Tex. Civ. Prac. & Rem. Code Ann., Sections 171.001 et seq. (Vernon 1997 & Supp. 1999) (the "Act"), as modified by this Agreement. The validity, construction, and interpretation of this Section 10.03(d), and all procedural aspects of the arbitration conducted pursuant to this Section 10.03(d), including, but not limited to, the determination of issues that are


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 26
                    subject to arbitration (i.e. arbitrability), the scope of the arbitrable issues, allegations of fraud in the inducement to enter into this Agreement, or this arbitration provision, allegations of waiver, laches, delay, or other defenses to arbitrability, and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for filing counterclaims, the times for amending pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this Agreement, the receipt of evidence and the like), shall be decided by the arbitrators. The arbitration shall be administered by the American Arbitration Association ("AAA"), and shall be conducted pursuant to the Commercial Arbitration Rules of the AAA, as modified by this Agreement. Notwithstanding any provision of this Agreement to the contrary, the parties expressly agree that the arbitrators shall have absolutely no authority to award incidental, special, treble, exemplary, or punitive damages of any type under any circumstances regardless of whether such damages may be available under Texas law, the law of any other state, or federal law, or under the Act, or the Commercial Arbitration Rules of the AAA, the parties hereby waiving their right, if any, to recover incidental, special, treble, exemplary, or punitive damages in connection with any such Disputes.

              (ii) The arbitration proceeding shall be conducted in Midland, Texas before a panel of three (3) arbitrators appointed in accordance with the Commercial Arbitration Rules of the AAA. The arbitrators shall conduct a hearing as soon as reasonably practicable after appointment of the third arbitrator, and a final decision completely disposing of all Disputes that are the subject of the arbitration proceedings shall be rendered by the arbitrators as soon as reasonably practicable after the hearing. There shall be no transcript of the hearing before the arbitrators. The arbitrators' ultimate decision after final hearing shall be in writing, but shall be as brief as possible, and the arbitrators shall not assign reasons for their ultimate decision.

              (iii) The fees and expenses of the arbitrators shall be borne equally by the parties, but the decision of the arbitrators may include such award of the arbitrators' fees and expenses and of other costs and attorneys' fees as the arbitrators determine appropriate.

              (iv) To the fullest extent permitted by law, the arbitration proceeding and the arbitrators' award shall be maintained in confidence by the parties.


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STOCK PURCHASE AGREEMENT                                                 PAGE 27

              (v) The award of the arbitrators shall be binding upon the parties and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered by a court of competent jurisdiction and enforced by any party as a final judgment of such court.

          (e) All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in Sections 10.03(b) and (c) are pending. The parties will take such actions, if any, as may be required to effectuate such tolling.

          (f) Each party is required to continue to perform its obligations under this Agreement pending final resolution of any Dispute covered by this
Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.01 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by writing duly executed by all of the parties hereto.

     Section 11.02 WAIVER OF COMPLIANCE. Any failure of the Seller or the Company, on the one hand, or Purchaser, on the other, to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Purchaser or Seller and the Companies, respectively; provided, however, such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 11.03 NOTICES. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (including, without limitation, by overnight courier), transmitted by facsimile, or mailed, certified or registered mail (return receipt requested) with postage prepaid:

               (a)  if to Seller or the Company, to:

                    Mr. Clyde R. Wilson
                    Box 984
                    Brownfield, Texas 79316
                    Telephone: (806) 637-4350


                    Sundown Operating Company, Inc.
                    P.O. Box 938
                    Sundown, Texas 79372
                    Telephone: (806) 229-6191
                    Fax: (806) 229-2003


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STOCK PURCHASE AGREEMENT                                                 PAGE 28
with a copy to:

                    Bradford L. Moore
                    P.O. Box 352
                    Brownfield, Texas 79316
                    Telephone: (806) 637-6466
                    Fax: (806) 637-3877

or to such other person or addresses as Seller or the Company shall furnish Purchaser in writing in accordance with this Section 11.03; and

               (b)  if to Purchaser, to:

                    Sierra Well Service, Inc.
                    406 N. Big Spring
                    Midland, Texas 79701
                    Telephone: (915) 570-0829
                    Fax: (915) 570-0598
                    Attention: Kenneth V. Huseman, President

with a copy to:

                    Kerr & Ward, L.L.P.
                    500 W. Texas, Suite 1310
                    Midland, Texas 79701
                    Telephone: (915) 684-9990
                    Fax: (915) 684-9997
                    Attention: William M. Kerr, Jr.

or to such other persons or addresses as Purchaser shall furnish to Seller and the Company in writing in accordance with this Section 11.03.

     Delivery of notices shall be effective only upon actual receipt by the intended recipient (or, in the case of facsimile transmission, the completion of such transmission during the recipient's normal business hours).

     Section 11.04 EXPENSES. Purchaser shall pay its own fees and expenses, including, without limitation, professional fees and expenses, incurred in connection with the negotiation, execution, and performance of this Agreement and the transactions contemplated hereby. All fees and expenses of Seller and all fees and expenses of the Company for periods to and including the Closing Date,


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 29
including, without limitation, professional fees and expenses, incurred in connection with the negotiation, execution, and performance of this Agreement and the transactions contemplated hereby, shall be borne and paid either by the Company prior to Closing or by Seller.

     Section 11.05 BINDING NATURE; NO THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained herein, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 11.06 GOVERNING LAW. This Agreement, and the legal relations among the parties hereto arising from this Agreement, shall be governed by and construed in accordance with the Laws of the State of Texas, without regard to its conflicts of laws rules.

     Section 11.07 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto and the other instruments referred to herein) embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

     Section 11.08 HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 11.09 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 11.10 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically, as part of this Agreement, a provision as similar in terms and substance to such illegal, invalid, or unenforceable provision as may be possible and legal, valid, and enforceable.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and made and entered into as of the date first set forth above.


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 30

                                        SELLER:

                                             /s/ CLYDE R. WILSON
                                             -----------------------------------
                                             CLYDE R. WILSON


                                             THE COMPANY:

                                             SUNDOWN OPERATING, INC. d/b/a
                                             SUNDOWN WELL SERVICE


                                             By: /s/ CLYDE R. WILSON
                                                --------------------------------
                                             Printed Name: CLYDE WILSON
                                                          ----------------------
                                             Title: President
                                                   -----------------------------

                                             PURCHASER:

                                             SIERRA WELL SERVICE, INC., a
                                             Delaware corporation


                                             By: /s/ KENNETH V. HUSEMAN
                                                --------------------------------
                                             Printed Name: KENNETH V. HUSEMAN
                                                          ----------------------
                                             Title: President
                                                   -----------------------------

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 31

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A                  THE NOTE
EXHIBIT B                  THE SECURITY DOCUMENTS
EXHIBIT C                  THE FINANCIAL STATEMENTS
EXHIBIT D                  NON-COMPETITION AGREEMENT

SCHEDULE 1.02              EXCLUDED ASSETS
SCHEDULE 2.08              EXTRAORDINARY TRANSACTIONS
SCHEDULE 2.10              EMPLOYEE BENEFIT PLANS
SCHEDULE 2.12(a)           REAL PROPERTY
SCHEDULE 2.12(b)           PERSONAL PROPERTY
SCHEDULE 2.13              EXISTING LIENS
SCHEDULE 2.17              CONTRACTS
SCHEDULE 2.19              INSURANCE POLICIES
SCHEDULE 2.20              BANK ACCOUNTS
SCHEDULE 2.21              OTHER LIABILITIES
SCHEDULE 2.23              AFFILIATE TRANSACTIONS
SCHEDULE 5.12              REIMBURSABLE VEHICLE ACQUISITION COSTS


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 32

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT ("First Amendment") is made and entered into as of the 20th day of March 2000, between CLYDE R. WILSON ("Seller"), SUNDOWN OPERATING, INC. d/b/a SUNDOWN WELL SERVICE, a Texas corporation (the "Company"), and SIERRA WELL SERVICE, INC., a Delaware corporation ("Purchaser"), with reference to the following:

                                    RECITALS

         A. Seller, the Company, and Purchaser are parties to that certain Stock Purchase Agreement (the "Agreement") dated as of February 8, 2000, relating to the sale and purchase of all of the issued and outstanding capital stock of the Company.

         B. Seller and Purchaser wish to amend the Agreement upon the terms which follow.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. Except as expressly indicated otherwise herein, capitalized terms in this First Amendment shall have the same meanings as are ascribed to them in the Agreement.

         2. EXTENSION OF CLOSING DATE. Seller, the Company, and Purchaser hereby modify and amend existing Section 8.01 of the Agreement to read as follows:

                  Section 8.01 CLOSING. The closing ("Closing") of the transaction contemplated hereby shall take place at the offices of Purchaser at 406 N. Big Spring, Midland, Texas, on a business date of Purchaser's unilateral selection within thirty (30) days following any successful completion by Purchaser of an initial public offering of common stock in the Company through a recognized national stock exchange (the "Sierra IPO"), but in no event later than June 30, 2000, or at such other place and time as the parties hereto might hereafter mutually agree in writing. Such date or any alternative date so selected by the parties is referred to in this Agreement as the "Closing Date." Purchaser shall afford Seller and the Company at least ten (10) days prior written notice of its desired Closing Date pursuant to the foregoing.


         3. EARNEST MONEY DEPOSIT. If Closing shall not have occurred by April 28, 2000, then on or before that date, Purchaser shall deposit the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) ("Earnest Money") with Seller in immediately available funds. Seller shall hold the Earnest Money in a segregated, interest bearing account for demand deposits. All interest thus derived shall become part of the Earnest Money and shall be paid to the party entitled to the Earnest Money in accordance with the terms hereof. The Earnest Money shall be applied to a corresponding amount of the Purchase Price at Closing. If Closing fails to occur due to circumstances entitling Seller and the Company to receive the $100,000.00 stipulated amount of liquidated damages under Section 9.02(b)(1) of the Agreement, Seller shall be entitled to keep the Earnest Money in full satisfaction of all claims of Seller and the Company for Purchaser's failure to close, including, without limitation, its obligation to pay liquidated damages under Section 9.02(b)(1). If Closing fails to occur for any other reason, Seller shall immediately refund the Earnest Money to Purchaser and Purchaser shall be entitled to keep the same without limiting or affecting Purchaser's remedies under Section 9.02(b)(2) of the Agreement (to the extent applicable).

         4. CONFIRMATION. The parties hereto hereby ratify, confirm, and adopt the Agreement, as amended hereby. Except as modified hereby, the Agreement remains in full force and effect.

         5. FAX; COUNTERPARTS. This First Amendment may be executed by fax and in multiple counterparts.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the day and year first above written.


                                        SELLER:
                                        /s/ CLYDE R. WILSON
                                        ------------------------------------
                                        CLYDE R. WILSON

                                        THE COMPANY:

                                        SUNDOWN OPERATING, INC. d/b/a
                                        SUNDOWN WELL SERVICE

                                        By: /s/ RUSTY WILSON
                                           ---------------------------------
                                        Printed Name: RUSTY WILSON
                                                     -----------------------
                                        Title: President
                                              ------------------------------
                                        PURCHASER:

                                        SIERRA WELL SERVICE, INC., a
                                        Delaware corporation

                                        By: /s/ CHARLES SWIFT
                                           ---------------------------------
                                        Printed Name: CHARLES SWIFT
                                                     -----------------------
                                        Title: Vice President
                                              ------------------------------


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FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               PAGE 2